UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DIGITALGLOBE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	31-1420852 (IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado (Address of principal executive offices)	80503 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common stock,	New York Stock Exchange
par value $0.001 per share
If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑
If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-150235
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock, par value $0.001 per share of DigitalGlobe, Inc., a Delaware corporation (the “Registrant”), is set forth under the heading “Description of Capital Stock” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-150235), which information is hereby incorporated herein by reference. The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 6, 2009	DIGITALGLOBE, INC.
(Registrant)

	By:	/s/ Yancey L. Spruill
		Name:	Yancey L. Spruill
		Title:	Executive Vice President, Chief Financial Officer and Treasurer